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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PROTOCOL HOLDINGS, INC.

         ---------------------------------------------------------------

         Pursuant to Section 242 of the Delaware General Corporation Law

         ---------------------------------------------------------------

     Protocol Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     1.   The name of the Corporation is Protocol Holdings, Inc.

     2. The Corporation's Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 28, 1998.

     3. The Corporation's restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 8, 1998.

     4. An amendment to the Corporation's Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 13, 1998.

     5. An amendment to the Corporation's Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 25, 1999.

     6. An amendment to the Corporation's Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 30, 1999.



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     7.   "Article I" of the Corporation's Certificate of Incorporation, as
          amended heretofore, is to be further amended and restated in its entirety to read as follows:

          "Article I: The name of this Corporation is Protocol Communications, Inc."

     8. This amendment was authorized by the written consent of the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law on

April 5, 2000.


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     IN WITNESS WHEREOF, Protocol Holdings, Inc. has caused this Certificate of
Amendment to be signed by Stephen G. McLean, President, this 5th day of April, 2000.

                                      PROTOCOL HOLDINGS, INC.

                                      /s/ Raymond P. Wilson
                                      -----------------------------------------
                                      Raymond P. Wilson
                                      Vice President and Chief Financial Officer

Acknowledged:

/s/ Deborah Zonies
----------------------------------
Deborah Zonies
Vice President and General Counsel